UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2021

Aquestive Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
(Commission

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Item 1.01 Entry into a Material Contract

On July 28, 2021, Aquestive Therapeutics, Inc. (the “Company”) entered into a third amendment (the “Third Amendment”) to the License Agreement (the “License Agreement’), dated as of April 1, 2016, with Sunovion Pharmaceuticals Inc. (formerly, Cynapsus Therapeutics Inc., and referred to herein as “Sunovion”). The Third Amendment was entered into for the primary purpose of clarifying the definition of field under the Agreement and providing certain rights to sublicensees of Sunovion under the Agreement in the event of termination of the License Agreement. Except as described above, all other terms and provisions of the License Agreement remain in full force and effect.

The foregoing description is only a summary of certain provisions of the Third Amendment and is qualified in its entirety by reference to a copy of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Third Amendment to License Agreement by and between Aquestive Therapeutics, Inc. and Sunovion Pharmaceuticals Inc. (formerly, Cynapsus Therapeutics, Inc.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2021	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr.
		Name:	A. Ernest Toth, Jr.
		Title:	Chief Financial Officer
(Principal Financial Officer)